UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 16, 2007

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-07572	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant’s telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7.01

REGULATION FD DISCLOSURE

On October 16, 2007, Phillips-Van Heusen Corporation issued a press release stating that the Company would be reaffirming at an investor conference its earnings guidance for the third quarter, fourth quarter and the full year 2007.  A copy of the press release is attached as Exhibit 99.1 to this report.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits:

Exhibit	Description
99.1	Press Release, dated October 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By:   /s/ Mark D. Fischer

Mark D. Fischer, Senior Vice President,

General Counsel and Secretary

Date: October 16, 2007